Clark Wilson LLP

Barristers & Solicitors

Patent & Trade-mark Agents

800-885 W Georgia Street

Vancouver, BC V6C 3H1

Tel.	604.687.5700
Fax	604.687.6314

Our File No.	31131-01 / CW1374658.1

August 23, 2007

Mainland Resources Inc.

512 East 57th Avenue

Vancouver, BC V5X 1S9

Dear Sirs:

Re: Common Stock of Mainland Resources Inc. Registered on Form SB-2/A Amendment No. 4 filed August 23, 2007

                              We have acted as counsel to Mainland Resources Inc. (the "Company"), a Nevada corporation, in connection with the filing of a registration statement on Form SB-2/A (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 1,417,000 shares of the Company's common stock, consisting of up to: (i) 1,000,000 shares of the Company’s common stock (the "Primary Shares") offered in a direct public offering; and (ii) 417,000 shares of the Company’s common stock (the "Resale Shares") held by certain of the Company’s shareholders (the Primary Shares and Resale Shares are collectively referred to as the "Registered Shares"), as further described in the Registration Statement filed on August 23, 2007.

In connection with this opinion, we have examined the following documents:

(a)          Corporate Charter and Articles of the Company;

(b)          By-Laws of the Company;

(c)          Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)          The Registration Statement; and

(e)          The Prospectus/Information Statement (the "Prospectus") constituting a part of the Registration Statement.

In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Resale Shares to which the Registration Statement and Prospectus relate are duly and validly authorized and issued, fully paid and non-assessable, and the Primary Shares to which the Registration Statement and Prospectus relate will be, upon proper subscription therefor, duly and validly authorized and issued, fully paid and non-assessable.

We are familiar with the General Corporation Law of the State of Nevada, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, as set forth above, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the reference to our firm in the Registration Statement under the heading "Legal Matters" and consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Yours truly,

CLARK WILSON LLP

/s/ Clark Wilson LLP

WLM

CW1374658.1